Exhibit 15.1

November 1, 2005

Vornado Realty Trust
New York, New York

We have made a review, in accordance with the standards of the Public Company Accounting Oversight Board (United States), of the unaudited interim financial information of Vornado Realty Trust for the periods ended September 30, 2005 and 2004, as indicated in our report dated November 1, 2005 (which report included an explanatory paragraph relating to the restatement of the consolidated statement of cash flows for the nine month period ended September 30, 2004); because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 is incorporated by reference in:

Registration Statement No. 333-09159 on Form S-8
Registration Statement No. 333-29011 on Form S-8
Registration Statement No. 333-50095 on Form S-3
Registration Statement No. 333-52573 on Form S-8
Registration Statement No. 333-64015 on Form S-3
Registration Statement No. 333-76327 on Form S-3
Registration Statement No. 333-81497 on Form S-8
Registration Statement No. 333-89667 on Form S-3
Registration Statement No. 333-36080 on Form S-3
Registration Statement No. 333-68462 on Form S-8
Registration Statement No. 333-102216 on Form S-8
Registration Statement No. 333-102215 on Form S-3
Registration Statement No. 333-102217 on Form S-3
Registration Statement No. 333-105838 on Form S-3
Registration Statement No. 333-107024 on Form S-3
Registration Statement No. 333-109661 on Form S-3
Registration Statement No. 333-114146 on Form S-3
Registration Statement No. 333-114807 on Form S-3
Registration Statement No. 333-120384 on Form S-3
Registration Statement No. 333-121929 on Form S-3
Registration Statement No. 333-126963 on Form S-3

and in the following joint registration statements of Vornado Realty Trust and Vornado Realty L.P.:

Registration Statement Nos. 333-29013 and 333-29013-01 on Form S-3
Registration Statement Nos. 333-40787 and 333-40787-01 on Form S-3
Registration Statement Nos. 333-108138 and 333-108138-01 on Form S-3
Registration Statement Nos. 333-122306 and 333-122306-01 on Form S-3

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

/s/ Deloitte & Touche LLP
Parsippany, New Jersey